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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on Form S-8, File Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555,
333-08059, 333-08087 and 333-60839; and (iii) Registration Statements on Form S-3, File Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091,
33-46999, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921 and
333-68257 of our report dated February 2, 1999 (except with respect to the matter discussed in Note 6 to the December 31, 1999 consolidated financial statements, as to which the date is March 16, 2000), on the consolidated financial statements and schedule of Kinder Morgan, Inc. (formerly K N Energy, Inc.) and subsidiaries for the year ended December 31, 1998 included in this Form 10-K.


                                            /s/ Arthur Andersen LLP

Denver, Colorado
March 27, 2000